U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A1

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 9, 2010

AMIWORLD, INC.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52742 (Commission File Number)	20-5928518 (IRS Employer ID No.)

60 E. 42nd Street, Suite 1225
New York, NY  10165
(Address of principal executive offices)

(212) 557-0223
(Issuer's Telephone Number)

The purpose of this amended Form 8-K is to clarify certain dates that were mistakenly included in the prior relevant Form 8-K filed with the US Securities and Exchange Commission.

Item 5.07  Submission of Matters to a Vote of Security Holders

On August 17, 2010, the holders of a majority of our issued and outstanding voting securities authorized the change of our domicile to Panama and on September 9, 2010 we terminated our status as a Nevada Corporation.  See Item 8.01 below, for a detailed discussion of this matter.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure

Our Press Release advising of the change in our domicile was attached as Exhibit 99.11 to the Company’s Form 8-K dated September 9, 2010 and filed September 10, 2010, and is hereby incorporated.

Item 8.01  Other Events

As a result of the action taken as disclosed in Item 5.07, above, we have terminated our status as a Nevada corporation and reincorporated in Panama. The reason for this action is explained below.

We have not been able to achieve a listing of our Common Stock on a U.S. national exchange despite the fact that we believe we meet the listing requirements.  We also have not been able to raise capital in the U.S. due to what we believe to be poor economic conditions in the U.S., restrictive credit markets, and other excessive conditions imposed by U.S. firms.  We also believe a bias towards South American investments and the makeup of our shareholder base will make it difficult, if not impossible, to develop a market for our stock and to raise capital in the future in the U.S.  We also believe existing regulations and having the headquarters located in the U.S. is creating an excessive cost burden that will increase in the future as additional regulations are passed and existing regulations begin to take effect.  As such, we believe it is necessary to make a change in order to develop our Company in the future.  As of the date of this report we have reincorporated to Panama so that we can pursue a listing of our Common Stock on the Panama Stock Exchange.  Additionally our plans include relocating our headquarters to Panama.

To date we have registered our securities with the Panama National Securities Commission (“NSC”) and we are in the process of submitting our application to trade our Common Stock on the Panama Stock Exchange. Based upon preliminary conversations, we expect approval during the third calendar quarter of 2010.  We have established relationships with multiple investment banking firms and private investors in Panama to raise additional equity capital.  To date we have been successful in our attempts to raise equity capital in Panama through our affiliated company, Odin Energy Corporation.  We believe that changing our domicile to Panama will provide us with continued future opportunities to raise capital in order to continue to enhance our current operations from markets that are more suitable to our industry and geographical location.

As a result, we will be filing all necessary documentation with the SEC to deregister and discontinue our reporting requirements under the Securities Exchange Act of 1934 and will continue reporting under the securities laws of Panama.  The reporting requirements under the NSC include an annual filing titled IN-A, quarterly filings titled IN-T and Relevant Events which is for reporting material changes between filings.  Copies of these reports will be available to our shareholders, regardless of where they reside.

We will also advise our shareholders when we are approved for trading on the Panama Stock Exchange via letter, which will include the new trading symbol.  We will also continue to trade our Common Stock on the Bermuda Stock Exchange, which we have done for numerous years.

Item 9.01.                                Financial Statements and Exhibits

(d)           Exhibits

The following exhibits were filed with the Company’s Form 8-K dated September 9, 2010 filed on September 10, 2010:

Exhibit No.                                           Description

99.11	Press Release dated September 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2010	AMIWORLD, INC. (Registrant) By: s/Mamoru Saito Mamoru Saito, Chief Executive Officer